Exhibit 6.7

                     CREDIT FACILITY AGREEMENT


     THIS CREDIT FACILITY AGREEMENT (the "Agreement"), is made and entered into as of ___________________, 1997, by and between Micro Technology S.A., a ___________ corporation ("Micro Technology") and InnovaCom, Inc., a Nevada corporation (the "Company").

                             RECITALS

     WHEREAS, Micro Technology has agreed to extend credit to the Company on the terms and conditions set forth herein and in the exhibits hereto.

                             AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Micro Technology and the Company hereby agree as follows:

     1.   CREDIT FACILITY; USE OF PROCEEDS.

          (a) Subject to the availability of funds to Micro Technology, as determined by Micro Technology in its sole discretion, and subject to the terms and conditions of this Agreement, Micro Technology hereby agrees to make advances ("Advances") to the Company from time to time from the date hereof up to and including ___________, 1998 (the "Maturity Date") unless sooner terminated as provided herein. All Advances shall be made pursuant to and shall be evidenced by a secured convertible promissory note, dated the date hereof (the "Note"), in the form of EXHIBIT A attached hereto, the terms of which are incorporated herein by this reference.

          (b) The Company may, from time to time, prior to the Maturity Date, borrow, partially or wholly repay all prior Advances, and reborrow, subject to the limitations, terms and conditions set forth herein. The Advances shall include any and all payments of any kind to third parties, or any monies expended by Micro Technology as agent for the Company, for the benefit of the Company. The Company shall provide to Micro Technology a request for an Advance at least one week (and at least two weeks in the case of an Advance in excess of $500,000) prior to the date of the Advance, and shall include in such request wire transfer instructions and such other information as Micro Technology shall reasonably request.

          (c) The Advances shall be used by the Company for general working capital purposes.

     2. INTEREST RATE AND FEES. Interest and fees shall accrue and be payable on all Advances as set forth in the Note.

     3. COLLATERAL; OTHER AGREEMENTS. As a material inducement to Micro Technology to make Advances to the Company, the Company has, concurrently with the execution and delivery of this Agreement, executed and delivered to Micro Technology a security agreement (the "Security Agreement") in the form of EXHIBIT B attached hereto.

     4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          As a material inducement to Micro Technology to enter into and execute this Agreement and to perform its covenants, agreements, duties and obligations hereunder, and in consideration therefor, the Company hereby makes the following representations and warranties, each of which (a) is material and is being relied upon by Micro Technology as a material inducement to enter into this Agreement and (b) is true at and as of the date hereof (as used in this Section 4 the term "Company" shall be deemed to refer also to any subsidiary of the Company.

          4.1  AUTHORITY.   The  Company  has  full power and authority  to
enter into and perform its obligations set forth in this Agreement and to borrow and repay Advances under this Agreement.

          4.2 COMPLIANCE WITH LAWS, ETC. The execution and delivery of this Agreement and the drawing of advances hereunder do not and will not violate any requirement of law or any contractual obligation of the Company.

          4.3  DEFAULTS.   The  Company  is not currently in default of any
contractual obligation which would have a material adverse effect on the Company's business, assets or financial condition.

          4.4 LITIGATION. There is no litigation, arbitration or other proceedings taking place, pending or to the knowledge of the Company threatened against the Company or any of its assets which questions the validity of this Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby.

          4.5 DISCLOSURES. To the best of the Company's knowledge, the information contained in the covenants, agreements, representations and warranties of the Company in this Agreement, or in any of the schedules, lists, exhibits, documents or instruments attached hereto or to be delivered by the Company, as contemplated hereby does not contain or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          4.6 MATERIAL ADVERSE CHANGE. There has been no Event of Default (as defined in Section 6.1) and no change or changes in the operations, management, business or prospects of the Company which, either individually or in the aggregate, has had or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

     5. COVENANTS OF THE COMPANY. The Company covenants and agrees with Micro Technology that during the term of this Agreement, unless otherwise consented to in writing by Micro Technology, the Company and any subsidiary of the Company shall:

          5.1 OPERATION IN THE ORDINARY COURSE. Operate and conduct its business within the normal course of business, and use reasonable efforts to maintain its business and properties, maintain the corporate existence of the Company and any subsidiaries, maintain insurance in accordance with current policies, and operate in accordance with all contractual obligations and requirements of law.

          5.2  ACCOUNTING; FINANCIAL STATEMENTS.

               (a) The Company shall, and shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and shall set aside on its books, and cause each of its subsidiaries to set aside on its books, all such proper reserves as shall be required by generally accepted accounting principles.

               (b)  The Company shall deliver to Micro Technology:

                    (i) Within 15 days after the end of each monthly accounting period in each fiscal year of the Company, a consolidated balance sheet of the Company and any subsidiaries as and at the end of each such period, and consolidated statements of operations and shareholders' equity (deficit) for each such period and for the period from the beginning of the current fiscal year to the end of such monthly period, and the corresponding periods of the previous fiscal year.

                    (ii)  Within 90 days  after the end of each fiscal year
of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and consolidated statements of operations and shareholders' equity (deficit) and changes in consolidated financial position of the Company for such year, all in reasonable detail and accompanied by a report of the Company's certified public accountants that such financial statements have been audited in accordance with generally accepted auditing standards, that it is the opinion of the
Company's certified public accountants that such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company for the year for the period, in conformity with generally accepted accounting principles and in a consistent manner with prior periods, and that the Company's certified public accountants believe that their audit provides a reasonable basis for such opinion.

                    (iii) Within ten (10) days after receipt by the Company, a copy of any management letter delivered to the Company by its certified public accountants.

                    (iv) Promptly (but in any event within ten days) after the discovery of any material adverse event or circumstance affecting the Company or any of its subsidiaries (including, but not limited to, the filing of any material litigation against the Company or any subsidiary or the discovery that the Company or any subsidiary is not, or with the passage of time will not be, in material compliance with any provision of this Agreement, its Articles of Incorporation, its Bylaws, or any other material agreement of the Company), a notice specifying the nature and period of existence thereof, and what actions the Company has taken and/or proposes to take with respect thereto.

          5.3 INSPECTION RIGHTS. The Company shall permit any authorized representative designated by Micro Technology, at Micro Technology's expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers or employees all at such reasonable times and as often as may be reasonably requested; provided that such rights shall be exercised in a manner so as not to materially and adversely disrupt the ordinary course of business of the Company or any of its subsidiaries.

          5.4 NOTIFICATION. The Company shall promptly (but in no event more than five (5) days following the occurrence of any such event or matter) notify Micro Technology of (i) the occurrence of any Material Adverse Change or any "Event of Default" (as hereinafter defined), or any condition, event or act which with the giving of notice or the passage of time (or both) would constitute an Event of Default; (ii) any change in the name, organizational structure or control of the Company; (iii) the occurrence of any uninsured or partially insured loss through fire, theft, liability or property damage in excess of $100,000; or (iv) any suit or other proceeding where the amount sought to be recovered by the complaining party exceeds $100,000, or where one or more of the allegations against the Company or any of its officers, directors or employees involves fraud or potential criminal liability on the part of any such persons or entities.

          5.5 USE OF PROCEEDS. The Company shall use the Advances for general working capital purposes, as determined by the Company's Board of Directors.

     6.   EVENTS OF DEFAULT; REMEDIES.

          6.1 EVENT OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement: (a) the Company shall fail to pay when due any principal, interest, fees or other amounts payable under or shall fail to observe or perform any obligation, duty or other covenant contained in this Agreement, or any representation or warranty of the Company under any Loan Document or any exhibit hereto shall prove at any time to be incorrect in any significant respect (provided that the Company shall be provided a ten (10) day grace period not more often than twice during any 12 month period with respect to the failure to make any payment required hereunder); (b) the Company shall be in default under the terms of any other material agreement, contract or instrument to which it shall be a party, which default shall have a material adverse impact on the Company; (c) the Company shall dissolve and wind-up its business affairs or shall otherwise discontinue or substantially wind down its business operations; shall become insolvent; shall suffer, consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of or for itself or for any of its property; shall generally fail to pay its debts as they become due or make a general assignment for the benefit of creditors; shall file a voluntary petition in bankruptcy or seek a reorganization in order to effect a plan or other arrangement with creditors or seek any other relief under the United States Bankruptcy Code, as amended (the "Bankruptcy Code"), or any state law, whether now or hereafter in effect; shall be adjudicated a bankrupt; or shall have entered against it any order for relief under the Bankruptcy Code or any such state law, or shall have filed against it, an involuntary petition pursuant to the Bankruptcy Code or any such state law, and in each such case the same shall not be dismissed or discharged within sixty (60) days following the entry of such order or filing; (d) any of the agreements attached as exhibits hereto shall be in whole or in material part unenforceable; or (e) there shall exist or occur any event or condition which impairs or is substantially likely to impair the Company's ability to repay in a prompt and timely fashion all principal and accrued interest under this Agreement, and/or the Company's ability to perform in a timely manner all duties and obligations hereunder in strict accordance with the terms hereof.

          6.2 REMEDIES. Upon the occurrence of an Event of Default, Micro Technology shall furnish written notice to the Company, specifying the Event of Default. If the Company shall not have cured such alleged Default within ten (10) days in the event of a failure to make any payment due hereunder or within twenty (20) calendar days in the event of any other Event of Default, then, at Micro Technology's option and notwithstanding anything else in this Agreement to the contrary, (a) all unpaid and outstanding principal and accrued interest under the Note shall become immediately due and payable without notice, presentment, demand, protest or notice of dishonor, all of which are expressly waived by the Company; (b) the obligation of Micro Technology to make any further Advances shall immediately cease and terminate; and (c) Micro Technology shall have all rights, powers and remedies available under this Agreement or as otherwise provided by law, all of which rights, powers and remedies may be exercised at any time, or from time to time, by Micro Technology following such occurrence. All such rights, powers and remedies of Micro Technology are cumulative and not exclusive and shall be in addition to any and all other rights, powers and remedies provided by law or equity.

     7. CONDITIONS TO THE OBLIGATIONS OF MICRO TECHNOLOGY TO MAKE INITIAL ADVANCE. The obligation of Micro Technology to make the initial advance hereunder shall be subject to the satisfaction prior to making such Advance of each of the conditions set forth in this Section 7, unless waived in writing by Micro Technology.

          7.1 AUTHORIZATION OF AGREEMENTS. The Company shall have delivered to Micro Technology resolutions of the Board of Directors of the Company authorizing the Company to enter into the Agreement and all other agreements contemplated by this Agreement to which it is a party, accompanied by a certificate of the Secretary of the Company certifying that such resolutions have been duly adopted by the Board of Directors of the Company, have not been amended or superseded by any other action of the Board of Directors of the Company and remain in full force and effect.

          7.2 DELIVERY OF AGREEMENTS. The Company shall have executed and delivered to Micro Technology the Promissory Note and the Security Agreement, and there shall have been filed with the California Secretary of State a UCC-1 Financing Statement as required by the Security Agreement.

     8. CONDITIONS TO THE OBLIGATIONS OF MICRO TECHNOLOGY TO MAKE ADVANCES. The obligation of Micro Technology to make the first advance hereunder, and all subsequent advances hereunder, shall be subject to the satisfaction prior to making each Advance of each of the conditions set forth in this Section 8, unless waived by Micro Technology.

          8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND RELATED CERTIFICATE. The representations and warranties of the Company shall be true and correct as of the date Advance is made (an "Advance Date") as though made on and as of such date, the Company shall have performed all obligations and complied with all covenants required to be performed or to be complied with by the Company under this Agreement on or prior to each Advance Date.

          8.2 NO PENDING OR THREATENED LEGAL ACTION. No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding or investigation by any governmental organization shall be pending or threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, the consummation of any of the transactions contemplated hereby or the operation by the Company of its business as now conducted or as presently proposed to be conducted.

          8.3  PROCEEDINGS   AND   DOCUMENTS.   All  proceedings  taken  in
connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to Micro Technology and its counsel.

          8.4 APPROVAL OF BUDGET. The Company's annual operating budget (the "Annual Budget") shall have been approved by the Board of Directors of the Company, no later than 60 days prior to the beginning of each fiscal year, which Annual Budget shall contain such detail as Micro Technology shall reasonably request. Micro Technology shall not be under any obligation to fund any amounts for the operation of the Company in excess of the amounts set forth in the Annual Budget.

          8.5  NO  MATERIAL  ADVERSE  CHANGE.   There  shall  have  been no
Material Adverse Change.

     9.   INDEMNIFICATION.

          9.1 INDEMNIFICATION. The Company hereby indemnifies Micro Technology and/or its Affiliates, (collectively the "Micro Technology Indemnified Parties" and each individually an "Micro Technology Indemnified Party") against, and agrees to hold the Micro Technology Indemnified
Parties harmless from, and to defend the Micro Technology Indemnified Parties against, any and all damages (as defined below) incurred or suffered by the Micro Technology Indemnified Parties arising out of any misrepresentation, inaccuracy or omission in any representation or warranty made by the Company under this Agreement, or any breach of any warranty, covenant or agreement made or to be performed by the Company. No investigation by Micro Technology at or prior to the date hereof shall relieve the Company of any liability hereunder. Promptly after receipt by an Micro Technology Indemnified Party of notice of the commencement of any action such party will, if a claim in respect thereof is to be made against an Micro Technology Indemnified Party under this Section 9, notify the Company in writing of the commencement thereof. In case any such action is brought against an Micro Technology Indemnified Party and such Micro Technology Indemnified Party notifies the Company of the commencement thereof, the Company will be entitled to participate therein.

          9.2 CUMULATIVE REMEDY. The indemnity provided by this Section 9 is in addition to any other rights or remedies which the Micro Technology Indemnified Parties or their successors or assigns may have at law or in equity on account of, or with respect to, any of the matters covered by this Section 9, or any other Section based upon any other representations, warranties or covenants or agreements set forth in this Agreement.

          9.3 DAMAGES. "Damages" as used herein shall mean any and all claims, actions, demands, losses, costs, expenses, liabilities, damages and recoveries to the full amount of the actual damage occasioned by each deficiency, misrepresentation, inaccuracy, omission or breach in each case including interest, penalties or other damage (including, without limitation, reasonable attorneys' fees and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or of enforcing this indemnity).

     10.  DEFINITIONS.

          10.1 "AFFILIATE" means, with respect to any Person: (A) any Person who is an "affiliate" of such Person as defined in Rule 12b-2 of the United States Securities Exchange Commission under the United States Securities and Exchange Act of 1934, as amended, (B) any Person who is a director, officer or partner or holds a similar position with any entity in which such Person has a 10% or greater equity or profit interest, and (C) any family member of a person referred to in (A) or (B).

          10.2 "CONTRACTUAL OBLIGATION" means, in respect of any Person, any agreement or instrument, written or oral, to which such Person is a party or by which it or any of its properties or assets are bound, including, without limitation, (i) any charter, bylaw, trust instrument, indenture or evidence of indebtedness and (ii) any lease, contract, guarantee, indemnity or other obligation or commitment either by the Person or by any other person which relates to the property, assets, obligations or commitments of the Person.

          10.3 "INTANGIBLE" means any trademark, service mark, trade name (whether registered or unregistered), copyright, license, patent or design patent, or pending application therefor, trade secret, process, design, software (including, but not limited to, source codes and object codes), recipe or formula, and any right with respect to the foregoing and with respect to the use of any brand name, distinctive emblem or devices of merchandising and design.

          10.4 "PERSON" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, Government or Governmental body.

          10.5 "REQUIREMENT OF LAW" in respect of any Person means (i) any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or Government, or any decision or ruling of any arbitrator,* applicable to such Person or any of its properties or assets, and (ii) the certificate of incorporation or other charter document or bylaws of such Person.

          10.6 "TAXES" means all Governmental taxes, assessments, fees, levies, imposts, duties, license and registration fees, charges or withholdings of any nature whatsoever arising in connection with or in respect of any assets, income, profits, businesses or other properties of any nature whatsoever.

     11. NOTICES. All notices, requests, demands, deliveries and other communications hereunder shall be in writing and, except as otherwise specifically provided in this Agreement, shall be deemed to have been duly given, upon receipt, if delivered personally or via fax, or ten business days after deposit in the mail, if mailed, first class with postage prepaid (confirmed by telex if the addressee is in a country other than that of the sender) to the parties at the following addresses:

          If to Micro Technology:

          Micro Technology, S.A.
          c/o Rhone Finance S.A.
          World Trade Center
          10, route de l'aeroport
          P.O. Box 423
          CH-1215 Geneva 15
          Switzerland
          Attn:  Ian McNeil, President
          Fax:   011-41-22-798-8325

          If to the Company:

          InnovaCom, Inc.
          2855 Kifer Road, Suite 100
          Santa Clara, CA  95051
          Attn:  Mark Koz, President
          Fax:   408-727-8778

          with a copy to:

          Bartel Eng Linn & Schroder
          300 Capitol Mall, Suite 1100
          Sacramento, CA  95814
          Attn:  Scott E. Bartel, Esq.
          Fax:   916-442-3442

Any of the parties hereto may, from time to time, change its address for receiving notices by giving written notice thereof in the manner outlined above.

     12.  COUNTERPARTS.   This  Agreement  may be executed in any number of
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. ENTIRE AGREEMENT. This Agreement and the other agreements entered into in connection herewith supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

     14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

     15.  HEADINGS.   The  section headings contained in this Agreement are
for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to Agreements to be entered into and entirely performed within such state.

     17. DELAY, ETC. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

     18. COSTS AND ATTORNEYS' FEES. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and reasonable attorneys' fees incurred therein, including any and all appeals or petitions therefrom.

     19. FURTHER ASSURANCES, ETC. Following the Closing Date, the Company will cooperate with Micro Technology in order to effectuate the transactions contemplated hereby and, in that regard, will execute and deliver such instruments, documents and further assurances as Micro Technology from time to time may reasonably request.

     20. WAIVER AND AMENDMENT. Any of the terms and provisions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument executed by such party.

This Agreement may be amended only by an agreement in writing executed by Micro Technology and the Company.

     21. ASSIGNMENT. Neither this Agreement nor any right pursuing hereto or interest herein shall be assignable by either of the parties hereto without the prior written consent of the other party hereto.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.

                         MICRO TECHNOLOGY S.A.


                         By: ________________________________
                             Ian McNeil, President



                         INNOVACOM, INC.


                         By:  _______________________________
                              Mark Koz, President



353.ejs

                             EXHIBITS





Exhibit A      Note
Exhibit B      Security Agreement

                            EXHIBIT "A"

                SECURED CONVERTIBLE PROMISSORY NOTE

$5,000,000.00                             Santa Clara, California
                                          _________________, 1997


     Pursuant to the terms of the Credit Facility Agreement dated the date hereof (the "Credit Agreement") and in consideration of such loans or advances ("Advances") as Micro Technology, S.A., a _____________ corporation ("Micro Technology"), from time to time makes to or for the benefit or at the request of InnovaCom, Inc., a Nevada corporation (the "Maker"), the Maker hereby promises to pay on or before _______________, 1998 (the "Maturity Date") to Micro Technology, or other holder of this Note (the "Holder"), in lawful money of the United States of America or in restricted shares of Maker's common stock (at the option of the Holder), all Advances, plus interest thereon, at the rate and subject to the terms hereinafter provided.

     The unpaid principal balance hereon at any time shall not exceed Five Million Dollars ($5,000,000) ("Maximum Principal Amount"), and shall be equal to the aggregate amount of all Advances then made less the aggregate amount of all payments then made thereon.

     Any Advances shall be presumed to be made to and for the benefit and at the request of the undersigned when credited to an account of the undersigned designated by the undersigned in writing to Micro Technology, or otherwise made in accordance with the oral or written instructions of the undersigned.

     NEITHER THIS NOTE NOR THE COMMON STOCK ISSUABLE ON EXERCISE OF THE CONVERSION RIGHT HAVE BEEN OR WILL BE REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS NOTE NOR ANY COMMON STOCK ACQUIRED ON EXERCISE OF THE CONVERSION RIGHT MAY BE TRANSFERRED, HYPOTHECATED, SOLD OR ASSIGNED, EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY COMMON STOCK UNDERLYING THIS NOTE MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT AFTER NOTICE TO MAKER AND WITH MAKER'S CONSENT, AND MAKER NEED NOT CONSENT TO ANY SUCH PROPOSED TRANSFER UNLESS, IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO MAKER, SUCH TRANSFER DOES NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

     Interest on this Note shall accrue at a per annum rate of ten percent (10%) or the maximum interest rate allowed by law, whichever is lower. The outstanding principal amount of this Note, together with accrued interest thereon, shall be due and payable in full on or before the Maturity Date.

The Maker shall, to the extent permitted by the terms of the Credit Agreement and subject to the availability of funds to Micro Technology, as determined by Micro Technology in its sole discretion, have the right to require Micro Technology to make Advances up to the Maximum Principal Amount.

     Payment of this Note is secured by a security interest in the assets of Maker pursuant to a security agreement (the "Security Agreement") between Maker and Micro Technology dated the date hereof.

     This Note shall, at the option of the Holder, become immediately due and payable, without notice or demand, and Micro Technology's obligation to make advances to the Maker shall, without notice or demand, terminate upon an Event of Default or as otherwise provided in the Credit Agreement.

     Should interest, late charges or other sums due hereon not be paid when due, said past due sums and the unpaid principal balance of this Note shall bear interest at the rate of eighteen percent (18%) per annum (the "Default Rate"). Should any payment required to be made under this Note not be paid within ten (10) days after the same becomes due and payable, it is recognized by the Maker that the Holder will incur extra expenses for the handling of delinquent payments, the exact amount of such extra expense being economically impracticable to ascertain, but that a charge of five percent (5%) of the amount of the delinquent payment would be a fair approximation of the expense so incurred by the Holder. Therefore, the Maker shall, in such event, without further notice and without prejudice to any rights of the Holder, including, without limitation, the right to collect any other amounts provided to be paid hereunder or under any instrument securing this Note or to declare a default hereunder, pay to the Holder to cover such expenses incurred in handling such delinquent payments, a "late charge" of five percent (5%) of the amount of such delinquent payment.

     All payments on this Note shall be applied first to the payment of late charges and other sums due hereon or pursuant hereto (other than principal and interest), and then to the payment of accrued unpaid interest, and the remainder thereof shall be applied to the reduction of the principal balance of this Note.

     The Maker may, from time to time, prepay this Note either in full or in part, without penalty.

     The Maker and all endorsers and guarantors hereof, if any, severally waive diligence and the right to plead any statute of limitations, presentment, grace, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note, and notice of intention to accelerate the maturity date, and any and all moratorium, appraisement, exemption and homestead rights now provided or which may hereafter be provided by an federal or state statute both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof. The Maker, and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable with respect to the obligations evidenced by this Note. No delay or omission on the part of the Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed to constitute the waiver of the same or of any other right on any future occasion. Time is of the essence of each and every provision herein.

     Upon failure of the Maker to perform or to pay, in full, any obligation of the Maker under this Note, or any instrument securing this Note, as and when such performance or payment shall become due, then at the option of the Holder, upon demand but without any advance notice being required, the principal balance of this Note together with all accrued interest thereon, plus all other amounts payable at the time of such demand pursuant to this Note, or any instrument securing this Note, shall become immediately due and payable in full or as to any portion designated by the Holder. Failure to exercise the foregoing option (or any other right or remedy provided herein in any instrument securing this Note, or at law) upon any default of the Maker shall not constitute waiver of the right to exercise the same or any other option, right, or remedy at any subsequent time in respect of the same event or any other event of default, and the Maker and each endorser and each guarantor hereof hereby expressly waive the benefit of every statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

     The acceptance by the Holder of any payment hereunder which is less than payment in full of any amount due and payable by the time of such payment shall not constitute a waiver of the right to exercise any option, right, or remedy at that time or at any subsequent time, nor shall it nullify any prior exercise of any such option, right, or remedy without the express written consent of the Holder.

     All amounts payable hereunder are payable in immediately available funds, without setoff or deduction. Any payment received by the Holder after 5:00 p.m., prevailing local time at the place designated from time to time for payment, shall be considered for all purposes (including the calculation of interest and late charges) as having been made on the next following day which is not a Saturday, Sunday, or legal holiday ("business day"); if the date for any payment hereunder falls on a day which is not a business day, then, for all purposes of this Note, the same shall be deemed to have fallen on the next following business day, and such extension of time shall in such case be included in the computation of interest. The Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees and costs. Interest hereon shall be calculated on the basis of 365-day year and shall be compounded monthly.

     The Holder may convert any and all amounts payable hereunder into restricted shares of Maker's common stock as follows:

     A. The Holder has the right, but not the obligation at any time prior to _________, 1998, to convert the outstanding principal and accrued interest due under this Note, in units of Ten Thousand Dollars ($10,000.00) or more, into restricted shares of common stock of the Maker, par value $0.001 ("Common Shares") at the conversion price set forth below, upon surrender of this Note to Maker accompanied by a written notice of conversion in a form reasonably acceptable to Maker and duly executed by the Holder or his or her duly authorized attorney; provided however that, in case this Note shall be called for redemption or principal and accrued interest shall otherwise be prepaid, such right shall terminate at the close of business on the seventh day following written notice to Holder of Maker's intent to redeem or otherwise prepay principal. Upon such surrender for conversion, Maker shall issue Common Shares to the Holder promptly upon surrender of the Note for conversion. In the event Holder elects to convert a portion, but not all, of the outstanding principal amount hereof into Common Shares of Maker, a new Note will be issued to Holder, which Note shall evidence the amount of outstanding principal not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note and the Holder shall be treated for all purposes as the record holder or holders of such Common Shares as of such date. All Common Shares issuable upon conversion of this Note shall be fully paid and non-assessable. No fractional shares or script representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made in respect of any fraction of a Common Share which would otherwise be issuable upon the surrender of this Note for conversion. Any accrued and unpaid interest shall be paid to the date of conversion, or if not paid, shall be included in calculating the number of Common Shares converted.

     B. The Conversion Price at which Common Shares shall be issuable upon conversion of this Note shall be equal to eighty percent (80%) of the trading price per share of Maker's common stock, on NASDAQ or other nationally recognized market where Maker's common stock is traded, on the date such Advance was made until all principle and accrued interest amounts of such Advance have been converted or paid in full. Conversion hereunder of principle and accrued interest amounts for additional Advances shall be based on the trading price per share of Maker's common stock on the date such additional Advances were made until all principle and accrued interest amounts thereunder are converted or paid in full.

     C. Maker shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Note, the full number of whole Common Shares necessary for conversion hereunder. Maker shall take at all times such corporate action as shall be necessary in order that Maker may validly and legally issue fully paid and nonassessable Common Shares upon the conversion of this Note in accordance with the provisions hereof.

     D. Each certificate representing all Common Shares issued to Holder upon conversion hereunder shall be stamped or otherwise imprinted with the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     E. If Maker, prior to the Maturity Date, shall determine to register any of its securities for its own account or for the account of others, other than a registration relating solely to "employee benefit plans" (Form S-8), or a registration relating solely to a Commission Rule 145 transaction (Form S-4), or a registration on any registration form which does not permit secondary sales, Maker will offer to the Holder the opportunity to register any amount of registratable securities previously converted hereunder. Maker will give written notice to the Holder of its intention to effect such a registration not later than thirty (30) days prior to the anticipated date of filing with the SEC of a registration statement with respect to such registration. Such notice shall offer the Holder the opportunity to include in such registration statement such registrable securities as the Holder may request (a "Piggyback Registration"). Subject to the provisions hereof, Maker shall include in such Piggyback Registration all registrable securities with respect to which Maker has received a written request from the Holder for inclusion therein within fifteen (15) days after the receipt by the Holder of Maker's notice.

     F. If a Piggyback Registration is being made with respect to an underwritten primary registration on behalf of Maker and the managing underwriter or underwriters advise Maker in writing that in their opinion the total number or dollar amount of securities of any class requested to be included in such registration is sufficiently large to adversely affect the success of such offering, Maker shall include in such registration:
(1) first, all securities Maker proposes to sell to the public, the proceeds of which shall go to Maker, (2) second, up to the full number of the registrable securities requested to be included in such registration in excess of the number or dollar amount of securities Maker proposes to sell which, in the opinion of such managing underwriter or underwriters, can be sold without adversely affecting the offering.

     Payments on or conversion of this Note, as well as any notices to the Holder, are to be mailed or delivered to the Holder at its address set forth in the Credit Agreement or to such other place as the Holder may from time to time direct by written notice to the Maker. This Note, made in the State of California, shall be construed according to the laws of the State of California.

     No Holder of this Note, simply by virtue of this Note, shall be considered a shareholder of Maker for any purpose, nor shall anything in this Note be construed to confer on any Holder any rights of a shareholder of Maker including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

     All agreements between the Maker and the Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of payment of extension or loan or commitment fees, of advancement of proceeds, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the principal amount hereof exceed the maximum legal rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any instrument securing this Note, at the time performance of such provision shall be due, shall involve transcending the maximum legal rate of interest prescribed by law which a court of competent jurisdiction may deem applicable hereto or thereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such maximum rate, and if from any circumstance the Holder shall ever receive as interest an amount which would exceed said maximum legal rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest; to the extent that such excessive amount exceeds the unpaid principal balance hereon, the Holder shall refund it to the Maker. In determining whether excessive interest would be charged hereon, to the extent permitted by applicable law all sums paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness evidenced hereby outstanding from time to time shall be prorated, amortized, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the unpaid principal sum so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

     The Maker and the Holder intend that all of the provisions hereof shall be valid and enforceable as specifically set forth herein. If any provision hereof is declared to be invalid or unenforceable, it is the intention of the Maker and the Holder that the remainder of this document, or, if applicable, the remainder of the invalid or unenforceable clause, sentence, or paragraph, shall be valid and enforced to the fullest extent permitted.

     The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the Holder in enforcing the obligations of the Maker under this Note.

     This Note may not be changed orally but only by an agreement in writing signed by the party against whom such change is sought to be enforced.

///

     IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first above written.



                              INNOVACOM, INC.



                              By: ____________________________
                                  Mark Koz, President